                                                                      EXHIBIT 11

                           THE NEW YORK TIMES COMPANY
                           --------------------------
                      STATEMENTS OF COMPUTATION OF PRIMARY
                     AND FULLY-DILUTED NET INCOME PER SHARE
            (Dollars and shares in thousands, except per share data)

                                                                          Quarter Ended        Nine Months Ended
                                                                          September 29,          September 29,
                                                                      ---------------------  ---------------------
                                                                         1996       1995       1996        1995
                                                                      ----------  ---------  ---------  ----------
PRIMARY*
--------
Average shares outstanding..........................................      97,008     96,343     97,472      96,983
                                                                      ----------  ---------  ---------  ----------
                                                                      ----------  ---------  ---------  ----------
Net Income..........................................................  $  (47,684) $  32,206  $  31,842  $  102,821
  Less cumulative preference stock dividends........................         (24)       (24)       (72)        (72)
                                                                      ----------  ---------  ---------  ----------
    Total...........................................................  $  (47,708) $  32,182  $  31,770  $  102,749
                                                                      ----------  ---------  ---------  ----------
                                                                      ----------  ---------  ---------  ----------
Primary earnings per share..........................................  $    (0.49) $    0.33  $    0.33  $     1.06
                                                                      ----------  ---------  ---------  ----------
                                                                      ----------  ---------  ---------  ----------
FULLY DILUTED
-------------
Average shares outstanding..........................................      97,008     96,343     97,472      96,983

Net effect of dilutive stock options, retirement units and put options (based on the treasury stock method using the quarter-end
  market price which is higher than the average market price).......       2,305      1,334      2,034         861
                                                                      ----------  ---------  ---------  ----------
Total fully-diluted average shares outstanding......................      99,313     97,677     99,506      97,844
                                                                      ----------  ---------  ---------  ----------
                                                                      ----------  ---------  ---------  ----------
Net Income..........................................................  $  (47,684) $  32,206  $  31,842  $  102,821
  Less cumulative preference stock dividends........................         (24)       (24)       (72)        (72)
                                                                      ----------  ---------  ---------  ----------
    Total...........................................................  $  (47,708) $  32,182  $  31,770  $  102,749
                                                                      ----------  ---------  ---------  ----------
                                                                      ----------  ---------  ---------  ----------
Fully-diluted earnings per share....................................  $    (0.48) $    0.33  $    0.32  $     1.05
                                                                      ----------  ---------  ---------  ----------
                                                                      ----------  ---------  ---------  ----------

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*   Common stock equivalents are excluded from primary earnings per share because their impact on earnings is less than three percent in the aggregate.

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